As filed with the Securities and Exchange Commission on December 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

800, 525 – 8th Avenue, S.W.

Calgary, Alberta

Canada T2P 1G1

(403) 716-4500

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Precision Drilling Corporation Omnibus Equity Incentive Plan

(Full title of the plan)

Precision Drilling (US) Corporation

10350 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 435-6100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Veronica Foley

Chief Legal and Compliance Officer

Precision Drilling Corporation

800, 525 – 8th Avenue, S.W.

Calgary, Alberta

Canada T2P 1G1

(403) 716-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On October 30, 2017, Precision Drilling Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-221226) (the “Prior Registration Statement”) to register 894,379 of the Registrant’s common shares (“Common Shares”) (after giving effect to a 20-1 share consolidation on November 12, 2020), which may be issued under the Precision Drilling Corporation Omnibus Equity Incentive Plan (the “Plan”).

At the Registrant’s Annual Meeting of Shareholders on May 12, 2022, the Registrant’s shareholders approved an amendment to the Plan to increase the number of Common Shares available for grant under the Plan by 200,000 to a maximum number of 1,094,379.

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant to register an additional 200,000 Common Shares reserved for issuance under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)

the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022 filed with the Commission on March 6, 2023, including the reports of independent registered public accounting firm in respect of the audited consolidated financial statements therein and on the effectiveness of internal control over financial reporting as of December 31, 2022;

(b)	the Registrant’s Management Information Circular dated March 29, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on March 29, 2023);

(c)	the Registrant’s Material Change Report dated September 15, 2023 (incorporated by reference to Exhibit 99.6 of the Registrant’s Form 6-K furnished to the Commission on September 15, 2023);

(d)

the Registrant’s Management’s Discussion and Analysis for the three and nine months ended September 30, 2023 and condensed interim consolidated financial statements as at September 30, 2023 and for the three and nine months ended September  30, 2023 (incorporated by reference to Exhibit 99.1 and Exhibit 99.2 of the Registrant’s Form 6-K furnished to the Commission on October 27, 2023);

(e)	the Registrant’s Material Change Report dated November 17, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on November 20, 2023);

(f)

all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022; and

(g)	the description of the Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed by the Registrant on June 1, 2010 under the designation 8-K12B).

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of KPMG LLP – Independent Registered Public Accounting Firm

23.2	Consent of Osler, Hoskin & Harcourt LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Precision Drilling Corporation Amended and Restated Omnibus Equity Incentive Plan, as of March 4, 2022

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on the 20th day of December, 2023.

PRECISION DRILLING CORPORATION

By:	/s/ Carey T. Ford
Carey T. Ford Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carey T. Ford and Veronica H. Foley, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in each person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ Kevin A. Neveu Kevin A. Neveu	President and Chief Executive Officer (Principal Executive Officer)	December 20, 2023

/s/ Carey T. Ford Carey T. Ford	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2023

/s/ Michael R. Culbert Michael R. Culbert	Director	December 20, 2023

/s/ William T. Donovan William T. Donovan	Director	December 20, 2023

/s/ Steven W. Krablin Steven W. Krablin	Director	December 20, 2023

/s/ Lori A. Lancaster Lori A. Lancaster	Director	December 20, 2023

/s/ Susan M. Mackenzie Susan M. Mackenzie	Director	December 20, 2023

/s/ Kevin O. Meyers Kevin O. Meyers	Director	December 20, 2023

/s/ David W. Williams David W. Williams	Director	December 20, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on the 20th day of December, 2023.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Veronica H. Foley
Veronica H. Foley Chief Legal and Compliance Officer